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                                                                   EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT
The Board of Directors
Warner Chilcott Public Limited Company

         We consent to the use of our reports included herein on the historical statements of net sales and product contribution of the Ovcon and Estrace Cream Products of Apothecon (a subsidiary of Bristol-Meyers Squibb Company) and to the reference to our firm under the heading "Experts" in the prospectus.

                                                /s/ KPMG LLP

Short Hills, New Jersey
January 26, 2001